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                                                                Exhibit No. 3
                                                                (Ex 99.C2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus, constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form S-6 of our report dated January 8, 1998, relating to the financial statements and financial highlights of MidCap SPDR Trust, Series 1, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in such Prospectus.





/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York

January 27, 1998